Exhibit 10.38


                                ESCROW AGREEMENT


          This Escrow Agreement ("Escrow Agreement") made and entered into as of the 8 day of September, 1995 by and among Cinema Grand Ave., Inc., a New York corporation ("GAI"), and Triplex Movies at Port Washington, Inc. a New York corporation ("PWI," and together with GAI, the "GG Group") and Clearview Cinema Group, Inc. a Delaware corporation ("CCG"), CCC Grand Avenue Cinema Corp., a Delaware corporation ("GACC"), and CCC Port Washington Cinema Corp., a Delaware corporation ("PWCC," and together with CCG and GACC, the "Clearview Group") and Hollenberg, Levin, Solomon, Ross and Belsky, LLP as escrow agent (hereinafter referred to as the "Escrow Agent");

          The Clearview Group and the GG Group have entered into an Agreement dated the date hereof (the "Agreement") that requires that the Clearview Group and the GG Group to place certain funds and documents into escrow with the Escrow Agent to be held and disbursed in accordance with the terms and conditions of that Agreement.

          The Clearview Group and the GG Group desire to deposit with the Escrow Agent the funds and documents described herein to be distributed as set forth herein.

          In consideration of the foregoing and the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                         Deliveries to the Escrow Agent.

          1.1 Escrow Fund. Simultaneously with the execution of this Escrow Agreement, the Clearview Group is depositing with the Escrow Agent, the principal sum of Two Thousand Forty-one Thousand, Two Hundred Forty Thousand Dollars ($240,000) (the "Principal Amount"). The Principal Amount and any interest thereon, are hereinafter collectively referred to as the "Escrow Fund". The Escrow Agent shall subject to collection of the Principal Amount invest the assets in the Escrow Fund in certificates of deposit at the Stewart Avenue Garden City Branch of Fleet Bank in an account entitled Security Deposit of Clearview Cinema Group, Inc., CCC Grand Avenue Cinema Corp. and CCC Port Washington Cinema Corp. for the benefit of the GG Group pursuant to Escrow Agreement, dated September 8, 1995. The Clearview Group may, from time to time, deposit additional funds with the Escrow Agent; provided, however, that the maximum amount of Escrowed Funds held at a particular time shall not exceed



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$240,000, plus accrued interest.

          1.2 Escrowed Documents. Simultaneously with the execution of this Escrow Agreement, (i) the GG Group is delivering to the Escrow Agent (a) assignments of Grand Avenue and Port Washington Leases duly executed by the GG Group and (b) a general warranty bill of sale and instrument of assignment duly executed by the GG Group, and (ii) the Clearview Group is delivering to the Escrow Agent simultaneously with the execution of this Agreement an assignment of rights of the Clearview Group.


                                   ARTICLE II
                  Disposition of the Escrow Fund and Documents.

          2.1 Use of Escrow Funds. The rights of each of the GG Group and the Clearview Group to the Escrow Funds shall be as set forth in the Agreement. The Clearview Group covenants that it will not assign or encumber or attempt to assign or encumber the Escrow Funds and neither the Escrow Agent nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          2.2 Request of the Parties. Upon receipt of written request (the "Request") from either of the GG Group or the Clearview Group (each an "Instructing Party") to disburse funds and/or documents, the Escrow Agent shall immediately deliver by facsimile and certified mail a copy of the Request to the other of the Clearview Group or the GG Group (each an "Instructed Party"). If, within the ten business day period following the delivery of the Request to the Instructed Party the Instructed Party shall not have delivered to the Escrow Agent a written objection to the Request, the Escrow Agent shall disburse funds and documents in accordance with the Request.

          2.3 Expiration of the Agreement. The Escrow Agent shall pay the Escrow Fund directly to the Clearview Group as soon as shall be practicable after the Termination Date (as defined in Section 4.1), unless, as of the Termination Date, the Escrow Agent shall (i) have pending before it any request to pay any of the Escrow Fund pursuant to any other Section of this Escrow Agreement or
(ii) have filed an interpleader action pursuant to Section 4.4 of this Escrow Agreement.


                                   ARTICLE III
                        Delivery of Notices; Statements.

          3.1 If the GG Group shall send any certificate, notice, request, demand and other communication ( each a "Certificate") to the Escrow Agent, the GG Group shall


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simultaneously send such Certificate to the Clearview Group by facsimile and certified mail. If the Clearview Group shall send a Certificate to the Escrow Agent, the Clearview Group shall simultaneously send such Certificate to the GG Group by facsimile and certified mail.

          3.2 All certificates, notices, requests, demands and other communications hereunder or with respect hereto shall be in writing and shall be deemed to have been duly given or made upon the second business day after the date of mailing, if delivered by certified mail, postage prepaid, i) upon delivery, if sent by hand delivery, ii) upon delivery, if sent by prepaid courier or overnight service (such as Federal Express), with a record of receipt, or iii) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

          (i)  if to the Clearview Group, to:

               Clearview Cinema Group, Inc.
               7 Waverly Place
               Madison, NJ 07940
               Telecopy: (201) 377-4303


               with a required copy to:

               Warren H. Colodner, Esquire
               Kirkpatrick & Lockhart LLP
               1251 Avenue of the Americas
               New York, New York 10020
               Telecopy: (212) 536-3901

          (ii) if to the GG Group, to:

               Carmi Djiji
               30 Wren Drive
               Roslyn, New York 11576
               Telecopy: (516) 627-3302

               with a required copy to:

               Herbert W. Solomon
               Hollenberg, Levin, Solomon, Ross
                 and Belsky, LLP
               585 Stewart Avenue
               Garden City, NY 11530
               Telecopy:  (516) 745-6642

          (iii) if to Escrow Agent, to:

               Herbert W. Solomon
               Hollenberg, Levin, Solomon, Ross
                 and Belsky, LLP
               585 Stewart Avenue
               Garden City, NY 11530
               Telecopy: (516) 745-6642

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

          3.3 The Escrow Agent shall promptly deliver or cause to be delivered to the Clearview Group and to the GG Group monthly bank statements reflecting the status of and any activity in the account.


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                                   ARTICLE IV
                               General Provisions

          4.1 If not sooner terminated by the written consent of both the GG Group and the Clearview Group, this Escrow Agreement shall terminate on August 31, 2000 or later, if required pursuant to the Escrow Agent's obligations under this Agreement (the "Termination Date").

          4.2 The Clearview Group and the GG Group agree to indemnify Escrow Agent and hold it harmless from any loss or liability, including reasonable attorneys' fees and expenses, arising from its service as Escrow Agent hereunder and any actions taken pursuant hereto, except for losses or liabilities arising from Escrow Agent's fraud, gross negligence or willful misconduct. The provisions of this Section 4.2 relating to indemnity of the Escrow Agent shall survive the Termination Date and the final disbursement of the Escrow Fund or the sooner expiration of this Escrow Agreement or removal of the Escrow Agent for any reason.

          4.3 In the absence of fraud on its part, Escrow Agent shall be entitled to rely conclusively, as to the truth of the statements contained therein, upon any certificate, notice, authorization or other document delivered to it hereunder which it reasonably believes to be in conformity with the requirements of this Escrow Agreement and to be genuine and to have been signed by any authorized representative of the Clearview Group or the GG Group (as the case may be) from time to time. The Escrow Agent need not investigate any factual matters averred or stated in any such certificate, notice, authorization or other document; provided, however, that Escrow Agent shall examine each such


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document to determine whether it conforms to the requirements of this Escrow
Agreement.

          4.4 If Escrow Agent in good faith is in doubt as to what actions should be taken hereunder, Escrow Agent shall have the absolute right to deposit the Escrow Fund with the Clerk of the Supreme Court of Nassau County in accordance with CPLB 1006 and upon such deposit the Escrow Agent shall be released from all liability under this Escrow Agreement.

          4.5 The service of Hollenberg, Levin, Solomon, Ross and Belsky, LLP as Escrow Agent under this Agreement shall not disqualify Hollenberg, Levin, Solomon, Ross and Belsky, LLP from the representation of Carmi Djiji or any of the GG Group in any matter, including but not limited to, any dispute relating to this Escrow Agreement.

          4.6 The Clearview Cinema Group, Inc. shall file tax returns reflecting the interest earned on the Escrow Funds, and shall pay any and all taxes due on the income to Clearview Cinema Group, Inc. on account of the interest earned on the Escrow Funds. Its Taxpayer Identification Number is
_______________.

          4.7 During the term of the Agreement, the Escrowed Funds shall be held for the benefit of the GG Group pursuant to the terms of the Agreement, and shall not be subject to the rights of any trustee, creditor, or other person with respect to the Clearview Group in any bankruptcy, reorganization, insolvency or receivership proceeding.

          4.8 This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors. The Clearview Group may not assign its rights under this Agreement. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          4.9 This Escrow Agreement may not be revoked, rescinded or modified as to any of its terms or conditions except upon consent in writing of all the parties hereto.

          4.10 This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.


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          WITNESS the due execution hereof the day and year first above written.

                                   Cinema Grand Ave., Inc.


                                   By:_________________________
                                      Title:___________________


                                   Triplex Movies at Port
                                     Washington, Inc.


                                   By:_________________________
                                      Title:___________________


                                   Clearview Cinema Group, Inc.


                                   By:_________________________
                                      Title:___________________


                                   CCC Grand Avenue Cinema Corp.


                                   By:_________________________
                                      Title:___________________


                                   CCC Port Washington Cinema
                                     Corp.


                                   By:_________________________
                                      Title:___________________


                                   Hollenberg, Levin, Solomon,
                                     Ross and Belsky, LLP


                                   By:_________________________
                                      Title:___________________


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